Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RAFAEL SANTANA
Rafael Santana Chairman and Chief Executive Officer
Date:	October 21, 2026

By:	/s/ JOHN A. OLIN
John A. Olin Executive Vice President and Chief Financial Officer
Date:	October 21, 2026